Exhibit 99.1

Actuant Reports Third Quarter Results; Updates Fiscal 2016 Guidance

MILWAUKEE--(BUSINESS WIRE)--June 22, 2016--Actuant Corporation (NYSE: ATU) today announced results for its third quarter ended May 31, 2016.

Highlights

  Consolidated sales were 5% below the comparable prior year quarter, including a positive 2% impact from acquisitions offset by a 1% decline from the stronger US dollar. Core sales declined 6% on a year-over-year basis (total sales excluding the impact of acquisitions, divestitures and foreign currency exchange rates).
  GAAP diluted earnings per share (“EPS”) were $0.36 compared to $0.63 in the prior year. Excluding third quarter fiscal 2016 restructuring charges, adjusted EPS was $0.40 (see “Consolidated Results” below and the attached reconciliation of earnings).
  Restructuring activities continue to proceed as planned with $3.5 million of pre-tax charges ($0.04 per share) incurred in the third quarter related to facility consolidations, structural changes and staffing reductions.
  Robust free cash flow benefitting from strong working capital management.
  Repurchased 0.2 million shares of common stock during the quarter for approximately $5 million.
  Deployed approximately $65 million of capital on a Middle East region pipeline & process services strategic tuck-in acquisition to the Hydratight business.
  Updated full year sales and adjusted EPS guidance, now expected to be approximately $1.150 billion and $1.20-1.25 per share, respectively (excluding impairment and restructuring charges).

Randal W. Baker, President and CEO of Actuant commented, “Our third quarter results came in modestly better than expected and I am pleased with the execution by our team. The trends by end market remain largely consistent with prior quarters, with growth in our maintenance-driven Hydratight business as well as European truck being more than offset by upstream oil & gas, agriculture and general industrial weakness. Unfavorable segment sales mix and manufacturing underabsorption negatively impacted margins in the quarter. This year’s strategic tuck-in acquisitions were additive to third quarter sales but neutral to earnings due to related purchase accounting and acquisition transaction costs. End market demand remains sluggish, yet we are focused on the items that we can control, namely accelerating commercial effectiveness, improving operational execution and carefully managing costs to enhance shareholder value.”

Consolidated Results

Consolidated sales for the third quarter were $305 million, 5% lower than the $320 million in the comparable prior year quarter. Core sales declined 6% while acquisitions added 2% and foreign currency exchange rate changes reduced sales 1%. Fiscal 2016 third quarter net earnings were $21.2 million, or $0.36 per share compared to $38.0 million or $0.63 per share in the comparable prior year period. Excluding fiscal 2016 restructuring costs, third quarter fiscal 2016 adjusted EPS was $0.40 compared to $0.63 in the comparable prior year period (see attached reconciliation of earnings).

Sales for the nine months ended May 31, 2016 were $874 million, 8% lower than the $949 million in the comparable prior year period. Excluding the negative 4% impact of foreign currency rate changes, and 1% benefit from acquisitions, fiscal 2016 year-to-date core sales decreased 5% from the prior year. The fiscal 2016 year-to-date net loss was $122.6 million or $2.08 per share, compared to a net loss of $2.2 million or $0.04 per share in the prior year. Excluding impairment charges in both years, as well as fiscal 2016 year-to-date pre-tax restructuring charges of $11.5 million, or $0.14 per share, fiscal 2016 year-to-date adjusted EPS was $0.92 compared to $1.28 in the comparable prior year period (see attached reconciliation of earnings).

Segment Results

Industrial Segment (US $ in millions)
	Three Months Ended May 31,		Nine Months Ended May 31,
	2016	2015	2016	2015
Sales	$95.8	$103.5	$265.8	$302.4
Operating Profit	$21.7	$29.2	$59.0	$79.4
Adjusted Op Profit (1)	$22.5	$29.2	$60.8	$79.4
Adjusted Op Profit % (1)	23.5%	28.2%	22.9%	26.3%

(1) 2016 excludes $0.8 and $1.8 of restructuring charges in the third quarter and nine months, respectively.

Third quarter fiscal 2016 Industrial segment sales were $96 million, 8% lower than the prior year. Unfavorable currency translation was a 1% headwind and the Larzep acquisition added 2%, while core sales declined 9%. Demand remained sluggish globally across nearly all general industrial end markets, most notably in the Americas. Third quarter adjusted operating profit margin of 23.5% was in line with expectations given the impact on absorption of volume declines and inventory reduction efforts, as well as unfavorable sales mix (larger decline in our most profitable product lines).

Energy Segment (US $ in millions)
	Three Months Ended May 31,		Nine Months Ended May 31,
	2016	2015	2016	2015
Sales	$101.3	$99.3	$301.3	$311.0
Operating Profit	$10.8	$12.8	$(115.8)	$(50.5)
Adjusted Op Profit (2)	$12.4	$12.8	$29.9	$33.9
Adjusted Op Profit % (2)	12.3%	12.9%	9.9%	10.9%

(2) 2016 excludes $1.6 and $4.9 of restructuring charges in the third quarter and nine months, respectively. Nine month results also exclude impairment charges of $140.8 million and $84.4 million in 2016 and 2015, respectively.

Fiscal 2016 third quarter Energy segment sales increased 2% year-over-year to $101 million. Excluding the 3% unfavorable impact of the stronger US dollar, and 5% benefit from the pipeline & process services acquisition, third quarter year-over-year core sales were flat. Core sales from our maintenance related business (Hydratight) increased at a double digit rate against easier comparisons on a year-over-year basis due to higher MRO and pipeline connector activity. Other Energy segment sales declined significantly due to the continued impact of low upstream capital spending on exploration, drilling, and field development. Third quarter Energy segment adjusted operating profit margin of 12.3% declined modestly from the prior year due to both pricing pressures and underabsorbed costs in our capital spending related product lines, partially offset by the benefit of cost reduction actions.

Engineered Solutions Segment (US $ in millions)
	Three Months Ended May 31,		Nine Months Ended May 31,
	2016	2015	2016	2015
Sales	$108.3	$117.3	$306.5	$335.4
Operating Profit	$3.7	$8.3	$(37.9)	$16.6
Adjusted Op Profit (3)	$4.8	$8.3	$12.3	$16.6
Adjusted Op Profit % (3)	4.4%	7.1%	4.0%	4.9%

(3) 2016 excludes $1.1 and $4.5 of restructuring charges in the third quarter and nine months, respectively. Nine month results also exclude 2016 impairment charges of $45.7 million.

Third quarter fiscal 2016 Engineered Solutions segment sales were $108 million, 8% below the prior year due entirely to the core sales decline. Heavy duty truck sales into Europe and China experienced continued modest growth. However, agriculture and off-highway equipment sales were impacted by low end-user demand as well as ongoing OEM destocking efforts, and saw sequential declines in the year-over-year rate of change from second quarter levels. Third quarter adjusted operating profit declined due to the impact on absorption of volume declines and inventory reduction efforts, as well as unfavorable sales mix (larger decline in our most profitable product lines).

Corporate and Income Taxes

Corporate expenses for the third quarter of fiscal 2016 were $7.9 million, or $0.6 million higher than the prior year due to incremental acquisition costs partially offset by the benefit of cost reduction actions. The effective income tax rate of approximately 1% for the third quarter of fiscal 2016 (excluding the tax benefit on restructuring charges) was in line with expectations and higher than the prior year’s negative 8% which included the benefit of larger foreign tax credits and favorable audit resolutions.

Financial Position

Net debt at May 31, 2016 was $451 million (total debt of $588 million less $137 million of cash). The increase in net debt of approximately $18 million during the quarter was due to $65 million of cash deployed on acquisitions, coupled with $5 million used to repurchase 0.2 million shares of common stock, partially offset by strong third quarter free cash flow. At May 31, 2016, the Company had net leverage of 2.7X for bank reporting purposes.

Outlook

Baker continued, "We have seen stabilization in several of our end markets, yet upstream oil & gas and agriculture, in particular, continue to experience reduced spending, pricing and unpredictable demand levels. In addition, while our maintenance driven energy offerings have performed above expectations throughout the first nine months of fiscal 2016, we caution that demand is lumpy by region and end customer and we are currently expecting a lower level of activity in the fiscal fourth quarter than contemplated in our prior outlook. We are now projecting fourth quarter sales to be in the $270-280 million range, with adjusted EPS of $0.28-0.33 based on an anticipated 9-10% consolidated core sales decline. For the full year, sales are expected to be approximately $1.150 billion and adjusted EPS in the range of $1.20-1.25. Our adjusted EPS guidance excludes charges associated with the previously announced impairment and restructuring. We are confident in our ability to generate fiscal 2016 free cash flow in excess of 100% of net earnings, and anticipate free cash flow of approximately $105 million.

Consistent with past practice, all guidance excludes the impact of potential future acquisitions and share repurchases. I believe we have significant opportunities within Actuant to enhance operations, commercial effectiveness and shareholder value. These are all things we are actively working on and plan to review in detail with the investment community at our October Investor Day."

Conference Call Information

An investor conference call is scheduled for 10am CT today, June 22, 2016. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. The terms “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

About Actuant Corporation

Actuant Corporation is a diversified industrial company serving customers from operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools and solutions, specialized products and services for energy markets and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	May 31,	August 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$137,089	$168,846
Accounts receivable, net	200,102	193,081
Inventories, net	138,456	142,752
Deferred income taxes	-	12,922
Other current assets	60,086	42,788
Total current assets	535,733	560,389

Property, plant and equipment, net	118,228	142,458
Goodwill	529,421	608,256
Other intangible assets, net	255,921	308,762
Other long-term assets	28,117	17,052

Total assets	$1,467,420	$1,636,917

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$120,100	$118,115
Accrued compensation and benefits	47,432	43,707
Current maturities of debt and short-term borrowings	15,000	3,969
Income taxes payable	1,249	14,805
Other current liabilities	58,880	54,460
Total current liabilities	242,661	235,056

Long-term debt	573,059	584,309
Deferred income taxes	55,532	72,941
Pension and postretirement benefit accruals	15,689	17,828
Other long-term liabilities	56,630	53,782
Total liabilities	943,571	963,916

Shareholders' equity
Capital stock	15,870	15,787
Additional paid-in capital	111,535	104,308
Treasury stock	(614,755)	(600,630)
Retained earnings	1,244,602	1,367,176
Accumulated other comprehensive loss	(233,403)	(213,640)
Stock held in trust	(2,963)	(4,292)
Deferred compensation liability	2,963	4,292
Total shareholders' equity	523,849	673,001

Total liabilities and shareholders' equity	$1,467,420	$1,636,917

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015

Net sales	$305,341	$320,100	$873,641	$948,870
Cost of products sold	197,815	201,540	566,524	593,573
Gross profit	107,526	118,560	307,117	355,297

Selling, administrative and engineering expenses	70,120	69,569	210,202	227,809
Amortization of intangible assets	5,567	5,989	17,347	18,362
Restructuring charges	3,496	-	11,458	-
Impairment charges	-	-	186,511	84,353
Operating profit (loss)	28,343	43,002	(118,401)	24,773

Financing costs, net	7,253	7,462	21,236	20,683
Other expense (income), net	751	569	1,605	(489)
Income (loss) before income tax expense	20,339	34,971	(141,242)	4,579

Income tax (benefit) expense	(827)	(2,987)	(18,666)	6,785
Net income (loss)	$21,166	$37,958	$(122,576)	$(2,206)

Earnings (loss) per share
Basic	$0.36	$0.64	$(2.08)	$(0.04)
Diluted	0.36	0.63	(2.08)	(0.04)

Weighted average common shares outstanding
Basic	58,923	59,617	59,034	61,911
Diluted	59,589	60,243	59,034	61,911

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2016	2015	2016	2015

Operating Activities
Net earnings (loss)	$21,166	$37,958	$(122,576)	$(2,206)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	11,361	13,295	36,219	40,235
Stock-based compensation expense	1,790	3,364	7,568	9,237
Benefit (provision) for deferred income taxes	(2,645)	3,841	(2,225)	3,666
Impairment charges net of deferred tax benefits	-	-	169,056	82,635
Amortization of debt issuance costs	413	483	1,239	1,329
Other non-cash adjustments	159	(44)	(460)	413
Changes in components of working capital and other:
Accounts receivable	(682)	(17,219)	7,755	(11,315)
Inventories	10,835	6,086	5,436	(5,076)
Prepaid expenses and other assets	422	(2,240)	(7,982)	(15,593)
Trade accounts payable	1,428	4,129	(3,498)	(8,278)
Income taxes payable/refundable	(8,671)	(9,950)	(26,108)	(47,983)
Accrued compensation and benefits	6,011	1,218	3,730	(9,220)
Other accrued liabilities	4,541	(448)	6,837	5,780
Cash provided by operating activities	46,128	40,473	74,991	43,624

Investing Activities
Proceeds from sale of property, plant and equipment	3,999	179	8,635	886
Capital expenditures	(4,619)	(4,357)	(15,623)	(17,234)
Business acquisitions, net of cash acquired	(65,648)	-	(80,674)	-
Cash used in investing activities	(66,268)	(4,178)	(87,662)	(16,348)

Financing Activities
Net borrowings on revolving credit facility	-	(199,000)	(210)	-
Principal repayments on term loan	-	(1,125)	-	(3,375)
Proceeds from term loan	-	213,375	-	213,375
Purchase of treasury shares	(4,773)	(24,115)	(14,125)	(204,627)
Debt issuance costs	-	(1,875)	-	(1,875)
Taxes paid related to the net share settlement of equity awards	(12)	(19)	(1,344)	(2,344)
Stock option exercises, related tax benefits and other	3,484	293	5,729	5,046
Cash dividend	-	-	(2,376)	(2,598)
Cash provided by (used in) financing activities	(1,301)	(12,466)	(12,326)	3,602

Effect of exchange rate changes on cash	3,859	(3,201)	(6,760)	(31,765)
Net increase (decrease) in cash and cash equivalents	(17,582)	20,628	(31,757)	(887)
Cash and cash equivalents - beginning of period	154,671	87,497	168,846	109,012
Cash and cash equivalents - end of period	$137,089	$108,125	$137,089	$108,125

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands)

	FISCAL 2015					FISCAL 2016
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$102,413	$96,488	$103,546	$100,016	$402,463	$88,870	$81,189	$95,750		$265,809
ENERGY SEGMENT	111,522	100,211	99,296	100,846	411,875	113,763	86,224	101,300		301,287
ENGINEERED SOLUTIONS SEGMENT	113,830	104,306	117,258	99,522	434,916	102,378	95,876	108,291		306,545
TOTAL	$327,765	$301,005	$320,100	$300,384	$1,249,254	$305,011	$263,289	$305,341		$873,641

% SALES GROWTH
INDUSTRIAL SEGMENT	4%	3%	-6%	-11%	-3%	-13%	-16%	-8%		-12%
ENERGY SEGMENT	3%	-5%	-21%	-18%	-11%	2%	-14%	2%		-3%
ENGINEERED SOLUTIONS SEGMENT	-14%	-19%	-18%	-17%	-17%	-10%	-8%	-8%		-9%
TOTAL	-3%	-8%	-15%	-15%	-11%	-7%	-13%	-5%		-8%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$26,705	$23,517	$29,165	$26,267	$105,654	$21,263	$17,003	$22,519		$60,785
ENERGY SEGMENT	12,442	8,680	12,774	9,106	43,002	12,124	5,348	12,438		29,910
ENGINEERED SOLUTIONS SEGMENT	6,278	2,010	8,313	3,188	19,789	4,937	2,555	4,768		12,260
CORPORATE / GENERAL	(7,207)	(6,301)	(7,250)	(9,780)	(30,538)	(8,573)	(6,928)	(7,886)		(23,387)
ADJUSTED OPERATING PROFIT	$38,218	$27,906	$43,002	$28,781	$137,907	$29,751	$17,978	$31,839		$79,568
IMPAIRMENT CHARGES	-	(84,353)	-	-	(84,353)	-	(186,511)	-		(186,511)
RESTRUCTURING CHARGES	-	-	-	-	-	(4,380)	(3,582)	(3,496)		(11,458)
OPERATING PROFIT	$38,218	$(56,447)	$43,002	$28,781	$53,554	$25,371	$(172,115)	$28,343		$(118,401)

OPERATING PROFIT %
INDUSTRIAL SEGMENT	26.1%	24.4%	28.2%	26.3%	26.3%	23.9%	20.9%	23.5%		22.9%
ENERGY SEGMENT	11.2%	8.7%	12.9%	9.0%	10.4%	10.7%	6.2%	12.3%		9.9%
ENGINEERED SOLUTIONS SEGMENT	5.5%	1.9%	7.1%	3.2%	4.6%	4.8%	2.7%	4.4%		4.0%
ADJUSTED OPERATING PROFIT %	11.7%	9.3%	13.4%	9.6%	11.0%	9.8%	6.8%	10.4%		9.1%

EBITDA
INDUSTRIAL SEGMENT	$28,715	$25,534	$31,194	$27,968	$113,411	$22,959	$18,829	$24,686		$66,474
ENERGY SEGMENT	20,011	15,732	19,278	15,348	70,369	18,348	10,968	16,819		46,135
ENGINEERED SOLUTIONS SEGMENT	11,514	5,603	12,294	6,635	36,046	8,498	6,882	8,504		23,884
CORPORATE / GENERAL	(7,875)	(5,111)	(7,037)	(8,770)	(28,793)	(8,201)	(6,552)	(7,560)		(22,313)
ADJUSTED EBITDA	$52,365	$41,758	$55,729	$41,181	$191,033	$41,604	$30,127	$42,449		$114,180
IMPAIRMENT CHARGES	-	(84,353)	-	-	(84,353)	-	(186,511)	-		(186,511)
RESTRUCTURING CHARGES	-	-	-	-	-	(4,380)	(3,582)	(3,496)		(11,458)
EBITDA	$52,365	$(42,595)	$55,729	$41,181	$106,680	$37,224	$(159,966)	$38,953		$(83,789)

EBITDA %
INDUSTRIAL SEGMENT	28.0%	26.5%	30.1%	28.0%	28.2%	25.8%	23.2%	25.8%		25.0%
ENERGY SEGMENT	17.9%	15.7%	19.4%	15.2%	17.1%	16.1%	12.7%	16.6%		15.3%
ENGINEERED SOLUTIONS SEGMENT	10.1%	5.4%	10.5%	6.7%	8.3%	8.3%	7.2%	7.9%		7.8%
ADJUSTED EBITDA %	16.0%	13.9%	17.4%	13.7%	15.3%	13.6%	11.4%	13.9%		13.1%

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURE TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2015					FISCAL 2016
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS)	$24,674	$(64,838)	$37,958	$22,078	$19,872	$15,448	$(159,190)	$21,166		$(122,576)
IMPAIRMENT CHARGES	-	84,353	-	-	84,353	-	186,511	-		186,511
INCOME TAX ON IMPAIRMENT CHARGES	-	(1,717)	-	-	(1,717)	-	(17,455)	-		(17,455)
RESTRUCTURING CHARGES	-	-	-	-	-	4,380	3,582	3,496		11,458
INCOME TAX ON RESTRUCTURING CHARGES	-	-	-	-	-	(1,182)	(1,185)	(994)		(3,361)
ADJUSTED EARNINGS	$24,674	$17,798	$37,958	$22,078	$102,508	$18,646	$12,263	$23,668		$54,577

ADJUSTED EARNINGS PER SHARE (1)
NET EARNINGS (LOSS)	$0.38	$(1.05)	$0.63	$0.37	$0.32	$0.26	$(2.70)	0.36		$(2.08)
IMPAIRMENT CHARGES	-	1.33	-	-	1.33	-	3.16	-		3.16
INCOME TAX ON IMPAIRMENT CHARGES	-	-	-	-	-	-	(0.30)	-		(0.30)
RESTRUCTURING CHARGES	-	-	-	-	-	0.07	0.06	0.06		0.19
INCOME TAX ON RESTRUCTURING CHARGES	-	-	-	-	-	(0.02)	(0.02)	(0.02)		(0.06)
ADJUSTED EARNINGS PER SHARE	$0.38	$0.28	$0.63	$0.37	$1.65	$0.31	$0.21	$0.40		$0.92

EBITDA (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$24,674	$(64,838)	$37,958	$22,078	$19,872	$15,448	$(159,190)	$21,166		$(122,576)
FINANCING COSTS, NET	6,191	7,030	7,462	7,374	28,057	7,117	6,866	7,253		21,236
INCOME TAX EXPENSE (BENEFIT)	7,792	1,980	(2,987)	(1,266)	5,519	2,187	(20,026)	(827)		(18,666)
DEPRECIATION & AMORTIZATION	13,708	13,233	13,296	12,995	53,232	12,472	12,384	11,361		36,217
EBITDA	$52,365	$(42,595)	$55,729	$41,181	$106,680	$37,224	$(159,966)	$38,953		$(83,789)
IMPAIRMENT CHARGES	-	84,353	-	-	84,353	-	186,511	-		186,511
RESTRUCTURING CHARGES	-	-	-	-	-	4,380	3,582	3,496		11,458
ADJUSTED EBITDA	$52,365	$41,758	$55,729	$41,181	$191,033	$41,604	$30,127	$42,449		$114,180
FOOTNOTES

NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	Adjusted earnings and adjusted earnings per share represent net earnings (loss) and earnings (loss) per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings (loss) or earnings (loss) per share as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding.

(2)	EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations data. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

CONTACT:
Actuant Corporation
Karen Bauer
Communications & Investor Relations Leader
262-293-1562